 EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Coyle and Jay L. Kim, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-4 for registration of shares of common stock of Heartland Financial USA, Inc., to be issued in connection with a merger of AIM Bancshares, Inc. with and into Heartland Financial USA, Inc., and any and all amendments to such Registration Statements, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, this Power of Attorney has been signed below as of this 18th day of May, 2020, by the following persons:

Signature	Title

/s/ Bruce K. Lee
Bruce K. Lee	President and Chief Executive Officer (principal executive officer and duly authorized officer)

/s/ Bryan R. McKeag
Bryan R. McKeag	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Janet M. Quick
Janet M. Quick	Executive Vice President and Deputy Chief Financial Officer (principal accounting officer)

/s/ Lynn B. Fuller
Lynn B. Fuller	Executive Operating Chairman and Director

/s/ Robert B. Engel
Robert B. Engel	Director

/s/ Mark C. Falb
Mark C. Falb	Director

/s/ Thomas L. Flynn
Thomas L. Flynn	Director

/s/ Jennifer K. Hopkins
Jennifer K. Hopkins	Director

/s/ R. Michael McCoy
R. Michael McCoy	Director

/s/ Susan G. Murphy
Susan G. Murphy	Director

/s/ Barry H. Orr
Barry H. Orr	Director

/s/ Kurt M. Saylor
Kurt M. Saylor	Director

/s/ John K. Schmidt
John K. Schmidt	Director

/s/ Martin J. Schmitz
Martin J. Schmitz	Director

/s/ Duane E. White
Duane E. White	Director

[Additional Signatures to Power of Attorney]